Exhibit 3.1

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HD SUPPLY HOLDINGS, INC.

HD SUPPLY HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The present name of the corporation is HD Supply Holdings, Inc. (the “Corporation”).

2.             The Corporation was originally formed as Pro Acquisition Corporation, a Delaware corporation, on June 18, 2007. An Amended and Restated Certificate of Incorporation, changing the name of the Corporation from Pro Acquisition Corporation to HDS Investment Holding, Inc. was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 22, 2007.  A Certificate of Amendment, changing the name of the Corporation from HDS Investment Holding, Inc. to HD Supply Holdings, Inc. was filed with the Secretary of State on April 11, 2013. A Certificate of Amendment changing the Corporation’s authorized capital and affecting a 1 for 2 reverse stock split was filed with the Secretary of State on June 12, 2013. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State on July 2, 2013.

3.             The Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference (Exhibit A and this Certificate collectively constituting the Corporation’s Third Amended and Restated Certificate of Incorporation).

4.             The amendment and restatement of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL, the Board of Directors of the Corporation having adopted resolutions approving such amendment and restatement, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment and restatement.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Third Amended and Restated Certificate of Incorporation on the 17th day of May, 2018.

HD SUPPLY HOLDINGS, INC.

By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

[Third Amended and Restated Certificate of Incorporation of HD Supply Holdings, Inc.]

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HD SUPPLY HOLDINGS, INC.

FIRST:  Name.  The name of the corporation is HD Supply Holdings, Inc. (the “Corporation”).

SECOND:  Registered Office.  The Corporation’s registered office in the State of Delaware is at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is Corporation Service Company.

THIRD:  Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

FOURTH:  Capital Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of:  (x) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

(a)   Common Stock.  Except as otherwise provided (i) by the DGCL, (ii) by Section (b) of this Article FOURTH, or (iii) by resolutions, if any, of the board of directors of the Corporation (the “Board of Directors”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock.  Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock, and shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

(b)   Preferred Stock.  Subject to the provisions of this Third Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.  Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series.

FIFTH:  Management of Corporation.  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)   The number of directors constituting the Board of Directors shall be not fewer than three and not more than twenty-one, each of whom shall be a natural person.  Subject to any special rights of any holders of any class or series of Preferred Stock to elect directors, the precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board of Directors.

(b)   The directors of the Corporation, subject to any rights of the holders of shares of any class or series of Preferred Stock to elect directors, shall be classified until the 2020 annual meeting of stockholders. Beginning at the 2018 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2019 annual meeting of stockholders; at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of shareholders; and at the 2020 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

(c)   Subject to this Article FIFTH, the election of directors may be conducted in any manner approved by the person presiding at a meeting of the stockholders or the directors, as the case may be, at the time when the election is held and need not be by written ballot.

(d)   Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, and except as otherwise provided by law, a director may be removed at any time, either for or without cause, upon affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors.

(e)   Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

(f)    All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Third Amended and Restated Certificate of Incorporation or by the by-laws of the Corporation) shall be vested in and exercised by the Board of Directors.

(g)   To the fullest extent permitted by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended after the date of the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

(h)   To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors of the Corporation, provided that, except as otherwise provided in the by-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors.  The rights provided by this Article FIFTH, Section (h) shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the by-laws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

SIXTH.  Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SEVENTH.  Special Meetings.  Subject to the special rights of any series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board of Directors pursuant to a resolution of the Board of Directors adopted by a majority of the total number of directors then in office. The stockholders of the Corporation do not have the power to call a special meeting of the stockholders.  Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.  Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting.  The by-laws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

EIGHTH:  Section 203 of the General Corporation Law.  The Corporation elects not to be governed by Section 203 of the DGCL, “Business Combinations With Interested Stockholders”, as permitted under and pursuant to subsection (b)(3) of Section 203 of the DGCL.

NINTH:  Amendment of Certificate of Incorporation.  The Corporation reserves the right to amend, alter or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Article FIFTH, Section (g) or Section (h) shall not adversely affect any right or protection existing under this Third Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Articles FIFTH, SIXTH, SEVENTH, , EIGHTH, this Article NINTH and Articles TENTH and ELEVENTH may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Third Amended and Restated Certificate of Incorporation or otherwise required by law, such amendment, alteration or repeal is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least three-fourths (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

TENTH:  Amendment of By-Laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the by-laws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to amend, alter or repeal the by-laws.  Any amendment, alteration or repeal of the by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors then in office.  In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the by-laws of the Corporation, provided that any such action will require the affirmative vote of the holders of at least three- fourths (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class.

ELEVENTH:  Exclusive Jurisdiction for Certain Actions.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.